Exhibit 10.40

                            IGEN INTERNATIONAL, INC.
                             16020 INDUSTRIAL DRIVE
                             GAITHERSBURG, MD 20877


                                                              March 12, 2003


Meso Scale Diagnostics, LLC.
16020 Industrial Drive
Gaithersburg, MD 20877
Attn:  Jacob N. Wohlstadter

Meso Scale Technologies, LLC.
JW Consulting Services, L.L.C.
8924 Bel Air Place
Potomac, MD 20854
Attn:  Jacob N. Wohlstadter


Dear Mr. Wohlstadter:

IGEN International, Inc., a Delaware corporation ("IGEN") and Meso Scale Technologies, LLC., a Delaware limited liability company ("MST"), as the sole members of Meso Scale Diagnostics, LLC., a Delaware limited liability company that is a joint venture between IGEN and MST ("MSD"), believe that it is in the best interests of MSD and its members that MSD establish a wholly owned subsidiary of MSD for purposes of implementing its business and managing its operations in jurisdictions outside of the United States. The purpose of this letter agreement is to set forth the agreement of the parties to this letter agreement regarding certain issues that arise in connection with the establishment of MSD Europe, L.L.C. as a wholly owned subsidiary by MSD, and the interpretation and application of various agreements previously entered into by two or more of the parties to this letter agreement, which agreements are set forth on SCHEDULE 1 attached hereto (collectively, the "Joint Venture Documents"), in connection with the establishment and operation of that subsidiary.

IGEN, MSD and MST confirm and agree that upon the approval by the Board of Managers of MSD in accordance with Section 5.2 of the LLC Agreement, MSD shall be permitted to create a wholly owned subsidiary in the State of Delaware to be called MSD Europe, L.L.C. (the "MSD Subsidiary") consistent with the terms of such approval. The parties hereto confirm and agree that where appropriate, references to MSD in the Joint Venture Documents shall be deemed to include the MSD Subsidiary, including without limitation the specific terms and conditions of the Joint Venture Documents discussed below. The parties expressly confirm and agree that, to the extent expressly so noted below in connection with the discussion of specific Joint Venture Documents, the specific terms and conditions of the Joint Venture Documents discussed below shall not be deemed comprehensive or exclusive with respect to those Joint Venture Documents and the provisions thereof wherein references to MSD shall be interpreted and applied to

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include the MSD Subsidiary. The purpose of this letter agreement is not to modify any of the agreements, obligations, covenants, representations and other terms and conditions of the Joint Venture Documents other than to incorporate the establishment and operation of the MSD Subsidiary within such agreements, obligations, covenants, representations and other terms and conditions, as appropriate.

1.       Joint Venture Agreement

IGEN, MSD and MST confirm and agree as follows with respect to the Joint Venture
Agreement: (i) defined terms in the Joint Venture Agreement referencing MSD that shall be deemed to include the MSD Subsidiary include, but are not limited to, "MSD Products" (as defined in Section 2.6, which shall be deemed to include products developed by the MSD Subsidiary), "Licensed Technology" (as defined in
Section 1.8), "ECL Improvements" (as defined in Section 1.12, which shall be deemed to include such inventions or know-how developed by the MSD Subsidiary), and "MSD Improvements" (as defined in Section 1.13, which shall be deemed to include such inventions or know-how developed by the MSD Subsidiary); (ii) the business of the MSD Subsidiary shall be limited as described in Section 3.1;
(iii) the MSD Subsidiary shall be entitled to use any office and laboratory facilities provided to MSD by IGEN pursuant to Section 3.5; (iv) the IGEN Research Personnel may perform work, at the request of MSD, for the MSD Subsidiary in order to conduct the Research Program, and IGEN and the IGEN Research Personnel shall comply with all of the obligations of Section 3.6 with respect to the MSD Subsidiary; (v) MSD may request, pursuant to Section 3.7, that IGEN provide administrative and operating services to the MSD Subsidiary;
(vi) the MSD Subsidiary may utilize the distribution network of IGEN in accordance with Section 3.8; (vii) the MSD Subsidiary may create ECL Improvements or MSD Improvements, which shall be assigned to MSD, which shall in turn be licensed to IGEN pursuant to Section 4.3.1.; (viii) the obligation to pay royalties on MSD Products pursuant to Section 4.3.2 shall apply to any MSD Products developed by the MSD Subsidiary; (ix) the confidentiality obligations in Section 5 shall include the MSD Subsidiary; (x) the obligation of MSD to make payments to IGEN with respect to the unpaid amount of the Purchase Price (as defined in Section 8.5.4), plus accrued interest, shall include products commercially sold by the MSD Subsidiary for purposes of determining the amount of MSD Net Sales (as defined in Section 8.5.3(b)) and shall include the net proceeds realized by the MSD Subsidiary from the sale of their debt or equity securities in any third party financings on the same terms applied to MSD, as set forth in Section 8.5.3; and (xi) all obligations to indemnify and/or release MSD shall include the MSD Subsidiary. In addition to the specific terms and conditions of the Joint Venture Agreement described above, references to MSD in the Joint Venture Agreement shall be deemed to include the MSD Subsidiary, as appropriate.

2.       IGEN License Agreement

IGEN and MSD confirm and agree that pursuant to Section 2.3 of the IGEN License Agreement, MSD shall have the right to grant one or more sublicenses to the MSD Subsidiary under the licenses granted to MSD pursuant to the IGEN License Agreement. IGEN and MSD further confirm and agree that (i) IGEN's obligation pursuant to Section 2.5 to use its reasonable


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commercial  efforts to obtain  rights for MSD in future  license  agreements  in which IGEN obtains rights in intellectual property shall also obligate IGEN to use reasonable commercial efforts to obtain the same rights for the MSD Subsidiary; (ii) pursuant to Section 2.7, IGEN's consent for MSD to grant one or more sublicenses to the MSD Subsidiary shall continue to apply and be binding upon any and all successors, assignees and/or transferees of IGEN, the IGEN License Agreement, and/or any or all of the Licensed Technology (as defined in
Section 2.4); (iii) IGEN's obligation pursuant to Section 4 to defend the licensed rights shall apply to an infringement of any Licensed Technology that
materially  impairs  the  MSD  Subsidiary's  rights  therein;   and  (iv)  MSD's
obligations to pay royalties pursuant to Section 5 shall apply to any products commercially sold by the MSD Subsidiary which but for a sublicense from MSD would infringe a patent owned by or licensed to IGEN.

3.       MST License Agreement

IGEN, MSD and MST confirm and agree that pursuant to Section 2.1 of the MST License Agreement, upon the consent of MST, the grant of rights from MST to MSD shall be deemed to include a grant of rights to the MSD Subsidiary (or, in the alternative, that MSD may enter into a sublicense agreement with the MSD Subsidiary). In addition, IGEN, MSD and MST confirm and agree that MST may require that the MSD Subsidiary assign all MSD Improvements (as defined in the MST License Agreement) made or acquired by the MSD Subsidiary to MSD, who shall in turn assign such MSD Improvements to MST pursuant to Section 2.3 of the MST License Agreement. In addition to the specific terms and conditions of the MST License Agreement described above, references to MSD in the MST License Agreement shall be deemed to include the MSD Subsidiary, as appropriate.

4.       LLC Agreement

IGEN and MST confirm and agree that the indemnification obligations of IGEN and MSD pursuant to Section 12.3 of the LLC Agreement shall extend to the board of managers or directors, each board member and each officer of the MSD Subsidiary with respect to any action taken by such person by reason of the fact that such person is or was a board member or an officer of the MSD Subsidiary consistent with the terms set forth in Section 12.3 of the LLC Agreement.

5.       Consulting Agreement

IGEN and Jacob N. Wohlstadter ("Wohlstadter") confirm and agree that pursuant to
Section 2.5.3 of the Consulting Agreement, Consultant (as defined in the Consulting Agreement) may also use and disclose the Company Confidential Information (as defined in the Consulting Agreement) (i) to the extent such Company Confidential Information is also the Confidential Information (as defined in Section 5.1 of the Joint Venture Agreement) of the MSD Subsidiary, subject to the terms of the Joint Venture Agreement, or (ii) in connection with the business and/or operations of the MSD Subsidiary, subject to the terms of the Joint Venture Agreement. In addition to the specific terms and conditions of the Consulting Agreement described above,


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references to MSD in the Consulting Agreement shall be deemed to include the MSD
Subsidiary, as appropriate.

6.       Employee Letter Agreement

IGEN, MSD and MST confirm and agree that the right of MSD to offer employment to employees of IGEN pursuant to the terms and conditions of the Employee Letter Agreement shall be deemed to extend to the MSD Subsidiary upon the same terms and conditions. In such context and in accordance with such terms, IGEN, MSD and MST confirm and agree that MSD may offer employment at either MSD or the MSD Subsidiary to employees of IGEN, and that the MSD Subsidiary may offer employment to employees of IGEN directly at the MSD Subsidiary. IGEN, MSD and MST further confirm and agree that all releases, waivers and rights to indemnification granted to MSD in the Employee Letter Agreement shall also be deemed to apply to the MSD Subsidiary. In addition to the specific terms and conditions of the Employee Letter Agreement described above, references to MSD in the Employee Letter Agreement shall be deemed to include the MSD Subsidiary, as appropriate.

7.       Equipment Letter Agreement

IGEN, MSD and MST confirm and agree that any and all obligations to provide MSD with access to and use of all of the Shared Equipment (as defined in the Equipment Letter Agreement) shall extend to the MSD Subsidiary. In addition to the specific terms and conditions of the Equipment Letter Agreement described above, references to MSD in the Equipment Letter Agreement shall be deemed to include the MSD Subsidiary, as appropriate; provided, that in no event shall IGEN be required to make available or to deliver the Shared Equipment (as defined in the Equipment Letter Agreement) at any location other than the then-current location of such equipment.

8.       1995 Indemnification Agreement

IGEN and Wohlstadter confirm and agree that IGEN's obligations under the 1995 Indemnification Agreement to indemnify and hold Wohlstadter harmless from and against all Expenses (as defined in the 1995 Indemnification Agreement) incurred as a result of any Proceedings (as defined in the 1995 Indemnification Agreement) shall also extend to matters relating to the MSD Subsidiary on the same terms and conditions. In addition to the specific terms and conditions of the 1995 Indemnification Agreement described above, references to MSD in the 1995 Indemnification Agreement shall be deemed to include the MSD Subsidiary, as appropriate.

                                     * * * *

This letter agreement and the terms and conditions hereof as applied to a Joint Venture Document shall survive the expiration or termination for any reason of the Joint Venture Agreement consistent with the terms and conditions of such Joint Venture Document.


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This letter  agreement  shall be binding  upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Please confirm that the foregoing accurately sets forth our agreement with respect to the matters described in this letter agreement by signing in the space provided below and returning a copy to IGEN's General Counsel.

                                          Sincerely,

                                          IGEN INTERNATIONAL, INC.


                                          By:      _______________________
                                          Name:
                                          Title:

AGREED UPON AND ACCEPTED:


MESO SCALE DIAGNOSTICS, LLC.


By:      _________________________
         Jacob N. Wohlstadter
         President and Chief Executive Officer


MESO SCALE TECHNOLOGIES, LLC.


By:      _________________________
         Jacob N. Wohlstadter
         President and Chief Executive Officer




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JW CONSULTING SERVICES, L.L.C.


By:      _________________________
         Jacob N. Wohlstadter



__________________________________
JACOB N. WOHLSTADTER




ccs:     Daniel Abdun-Nabi, Esq.
         General Counsel
         IGEN International, Inc.

         Michael Goldman, Esq.
         John Grossbauer, Esq.
         Janine Salomone, Esq.
         Potter, Anderson & Corroon LLP





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                                  SCHEDULE 1

                               LIST OF AGREEMENTS


1. Joint Venture Agreement, dated as of November 30, 1995, as amended, among IGEN, MSD and MST ("Joint Venture Agreement").

2. IGEN/MSD License Agreement, dated as of November 30, 1995, as amended, between IGEN and MSD ("IGEN License Agreement").

3. License Agreement, dated as of November 30, 1995, among IGEN, MSD and MST ("MST License Agreement").

4. MSD/MST Sublicense Agreement, dated as of November 30, 1995, as amended, among IGEN, MSD and MST.

5. Meso Scale Diagnostics, LLC. Limited Liability Company Agreement, dated as of November 30, 1995, as amended, between IGEN and MST ("LLC Agreement").

6. Employment Agreement, dated as of August 15, 2001, among IGEN, MSD, MST and Jacob Wohlstadter.

7. Consulting Agreement, dated as of August 15, 2001, between IGEN and Jacob Wohlstadter ("Consulting Agreement").

8. Letter agreement, dated August 15, 2001, among IGEN, MSD and MST regarding employees ("Employee Letter Agreement").

9. Letter agreement, dated August 15, 2001, among IGEN, MSD and MST regarding equipment ("Equipment Letter Agreement").

10. Letter agreement, dated August 15, 2001, among IGEN, Jacob Wohlstadter and JW Consulting Services, L.L.C. regarding insurance.

11. Letter agreement, dated August 15, 2001, among IGEN, MSD, MST and Jacob Wohlstadter regarding litigation and settlement fees and expenses.

12. Letter agreement, dated August 15, 2001, among IGEN, MSD and Jacob Wohlstadter regarding certain advisory and related activities.

13. Letter agreement, dated November 30, 1995, between IGEN and Jacob Wohlstadter regarding indemnification ("1995 Indemnification Agreement").